SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    December 11, 1996



                           TERA COMPUTER COMPANY
           (Exact name of registrant as specified in its charter)



    Washington                      0-26820                   93-0962605
  (State or other                 (Commission                (IRS Employer
  jurisdiction of                 File Number)             Identification No.)
  incorporation)

2815 Eastlake Avenue East
Seattle, Washington                                            98102-3027
(Address of Principal Executive Office)                        (Zip Code)


Registrant's telephone number, including area code:           (206) 325-0800



                                    None
       (Former name or former address, if changed since last report)



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
Item 5. Other Events

The Company concluded on July 11, 1996, a private placement of Units, each Unit consisting of two shares of Series A Convertible Preferred Stock and one Redeemable Common Stock Purchase Warrant, with H.J. Meyers & Co., Inc. of Rochester, New York, acting as the Company's Sales Agent, in which the Company raised a total of $8,024,000. The Series A Convertible Stock is convertible into shares of Common Stock when a registration statement covering the underlying shares of Common Stock is declared effective by the Securities and Exchange Commission. The Redeemable Common Stock Purchase Warrants are identical to the Redeemable Common Stock Purchase Warrants (the "Warrants") traded on the Nasdaq Smallcap Market under the symbol "TERAW," except that the newly issued Warrants are subject to resale restrictions because of the private sale.

     On December 11, 1996, the Securities and Exchange Commission declared effective a registration statement covering the shares of Common Stock underlying the shares of Series A Convertible Preferred Stock and the Warrants and the Warrants themselves. As of such date, all shares of Series A Convertible Preferred Stock were converted automatically into shares of Common Stock on a one-for-one basis. The number of outstanding shares of the Company's Common Stock increased from 3,948,094 shares to 6,308,094 shares, and all shares of Series A Convertible Preferred Stock were cancelled.

     The above numbers do not include 170,000 shares of Common Stock and 85,000 Warrants which are issuable to H.J. Meyers & Co., Inc. pursuant to a Representative's Warrant issued in connection with the Company's initial public offering in September 1995 or 236,000 shares of Common Stock and 118,000 Warrants also issuable to H.J. Meyers & Co., Inc. pursuant to a Sales Agent's Warrant issued in connection with the private placement described above.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TERA COMPUTER COMPANY



                                   By: JAMES E. ROTTSOLK
                                      -----------------------------------------
                                       James E. Rottsolk
                                       President and Chief Executive Officer

Date: December 18, 1996


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